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As filed with the Securities and Exchange Commission on December 11, 2003

Registration No. 333-108603

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-11
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Falcon Financial Investment Trust
(Exact Name of Registrant as Specified in Governing Instruments)

15 Commerce Road
Stamford, CT 06902
(203) 967-0000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

David A. Karp
President
Falcon Financial Investment Trust
15 Commerce Road
Stamford, CT 06902
(203) 967-0000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
J. Warren Gorrell, Jr., Esq. Stuart A. Barr, Esq. HOGAN & HARTSON L.L.P. 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-5600	Daniel M. LeBey, Esq. HUNTON & WILLIAMS LLP Riverfront Plaza, East Tower 951 E. Byrd Street Richmond, VA 23219 (804) 788-8200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 3 is being filed solely for the purpose of filing Exhibits 5.1 and 8.1. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 31, 32, 33, 34, 35, 36(a) or 37 of Part II of the Registration Statement.

 PART II

Item 36. Financial Statements and Exhibits

(b)
Exhibits

1.1	*	Form of Underwriting Agreement
3.1	*	Form of Declaration of Trust
3.2	*	Form of Bylaws of the Company
4.1	*	Form of Common Share Certificate
5.1		Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered
8.1		Opinion of Hogan & Hartson L.L.P. regarding tax matters
10.1	*	Revolving Warehouse Financing Agreement, dated January 7, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.2	*	First Amendment to Revolving Warehouse Financing Agreement and Waiver, dated March 25, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.3	*	Second Amendment to Revolving Warehouse Financing Agreement, dated October 2, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.4	*	Third Amendment to Revolving Warehouse Financing Agreement, dated April 19, 1999, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.5	*	Fourth Amendment to Revolving Warehouse Financing Agreement, dated October 29, 2001, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.6	*	Fifth Amendment to Revolving Warehouse Financing Agreement, dated November 21, 2003, among Falcon Financial, LLC, SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V.
10.7	*	Amended and Restated Senior Subordinated Loan Agreement, dated January 7, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.8	*	First Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated June 8, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.9	*	Second Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated October 2, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.10	*	Third Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated April 19, 1999 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.11	*	Fourth Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated October 29, 2001, among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.12	*	Fifth Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated July 29, 2002, among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.13	*	Junior Subordinated Loan Agreement, dated April 19, 1999, between Falcon Financial, LLC and Falcon Auto Venture, LLC
10.14	*	2003 Equity Incentive Plan
10.15	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and Vernon B. Schwartz

10.16	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and David A. Karp
10.17	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and Joseph L. Kirk, Jr.
21.1	*	List of Subsidiaries
23.1		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
23.2	*	Consent of KPMG LLP (Falcon Financial Investment Trust)
23.3	*	Consent of KPMG LLP (Falcon Financial, LLC)
23.4		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
24.1	*	Power of Attorney (included in the Signature Page at page II-5 of the Registration Statement filed with the Securities and Exchange Commission on September 8, 2003)
99.1	*	Consent of Ms. Maryann N. Keller to be named as a trustee nominee
99.2	*	Consent of Mr. George G. Lowrance to be named as a trustee nominee
99.3	*	Consent of Mr. Thomas F. Gilman to be named as a trustee nominee

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on December 11, 2003.

FALCON FINANCIAL INVESTMENT TRUST
By:	* Vernon B. Schwartz Chief Executive Officer
By:	* David A. Karp President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

* Vernon B. Schwartz	Chief Executive Officer and Trustee (Principal Executive Officer)	December 11, 2003
* David A. Karp	President and Trustee (Principal Executive Officer and Principal Financial Officer)	December 11, 2003
* John E. Warch	Financial Controller (Principal Accounting Officer)	December 11, 2003
* James K. Hunt	Trustee	December 11, 2003
*/s/ DAVID A. KARP David A. Karp Attorney-in-fact

EXHIBIT INDEX

Exhibit No.
1.1	*	Form of Underwriting Agreement
3.1	*	Form of Declaration of Trust
3.2	*	Form of Bylaws of the Company
4.1	*	Form of Common Share Certificate
5.1		Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities being registered
8.1		Opinion of Hogan & Hartson L.L.P. regarding tax matters
10.1	*	Revolving Warehouse Financing Agreement, dated January 7, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.2	*	First Amendment to Revolving Warehouse Financing Agreement and Waiver, dated March 25, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.3	*	Second Amendment to Revolving Warehouse Financing Agreement, dated October 2, 1998, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.4	*	Third Amendment to Revolving Warehouse Financing Agreement, dated April 19, 1999, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.5	*	Fourth Amendment to Revolving Warehouse Financing Agreement, dated October 29, 2001, among Falcon Financial, LLC, SunAmerica Life Insurance Company, LaSalle National Bank and ABN AMRO Bank N.V.
10.6	*	Fifth Amendment to Revolving Warehouse Financing Agreement, dated November 21, 2003, among Falcon Financial, LLC, SunAmerica Life Insurance Company, Bank of New York (as successor to LaSalle National Bank) and ABN AMRO Bank N.V.
10.7	*	Amended and Restated Senior Subordinated Loan Agreement, dated January 7, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.8	*	First Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated June 8, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.9	*	Second Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated October 2, 1998 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.10	*	Third Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated April 19, 1999 among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.11	*	Fourth Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated October 29, 2001, among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.12	*	Fifth Amendment to Amended and Restated Senior Subordinated Loan Agreement, dated July 29, 2002, among Falcon Financial, LLC, SunAmerica Life Insurance Company and Goldman Sachs Mortgage Company
10.13	*	Junior Subordinated Loan Agreement, dated April 19, 1999, between Falcon Financial, LLC and Falcon Auto Venture, LLC
10.14	*	2003 Equity Incentive Plan
10.15	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and Vernon B. Schwartz

10.16	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and David A. Karp
10.17	*	Employment Agreement dated November 14, 2003 between Falcon Financial Investment Trust and Joseph L. Kirk, Jr.
21.1	*	List of Subsidiaries
23.1		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
23.2	*	Consent of KPMG LLP (Falcon Financial Investment Trust)
23.3	*	Consent of KPMG LLP (Falcon Financial, LLC)
23.4		Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 8.1)
24.1	*	Power of Attorney (included in the Signature Page at page II-5 of the Registration Statement filed with the Securities and Exchange Commission on September 8, 2003)
99.1	*	Consent of Ms. Maryann N. Keller to be named as a trustee nominee
99.2	*	Consent of Mr. George G. Lowrance to be named as a trustee nominee
99.3	*	Consent of Mr. Thomas F. Gilman to be named as a trustee nominee

*
Previously filed.

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PART II
SIGNATURES
EXHIBIT INDEX